SECOND DEVIATION FROM PURCHASE AGREEMENT

      This Agreement ("Second Deviation Agreement") is entered into and effective as of the date of January 31, 2001, and is between John Deere Technologies International, Inc., ("Seller"), a Delaware Corporation having its principal office in Moline, Illinois, and Rotary Power International, Inc., formerly known as Rotary Power Technologies International, Inc, ("Buyer"), a Delaware Corporation. All capitalized terms used herein without definition shall have the respective meaning assigned to them in the Agreement (as defined below).

      WHEREAS, Seller and Buyer entered into a Purchase Agreement on November 15, 1991, as amended by the Addendum Agreement dated December 31, 1991, the Second Addendum Agreement dated April 26,1993, and the Deviation Agreement dated February 19, 1996 (as so amended the "Agreement"), which provided for the sale by Seller and the purchase by Buyer of the assets of the rotary engine business of Seller ("Business") on December 31,1991, (the "Acquisition");

      WHEREAS, Article IV and Article V of the Agreement require that Buyer pay to Seller certain Earned Deferred Payments and certain Fixed Deferred Payments;

      WHEREAS, Buyer has been unable to make the Fixed Deferred Payments of Two Hundred Twenty Five Thousand Dollars ($225,000) due by January 30, 1997 and Five Hundred Thousand Dollars ($500,000) due each January 30th thereafter, which payments are due until and including January 30, 2006;

      WHEREAS, Buyer has requested that Seller waive the Fixed Deferred Payments; and

      WHEREAS, Seller is willing to waive the Fixed Deferred Payments on payment of $350,000 in cash and modification of the Earned Deferred Payments;

      NOW, THEREFORE, in consideration of the premise, warrants, promises, agreements and conditions herein contained, it is further agreed as follows:

      1. Seller agrees to waive all Fixed Deferred Payments required by Article IV, Paragraph 6, on payment by Buyer to Seller of $350,000 in cash according to the following schedule: $100,000 immediately upon the effective date of this Second Deviation Agreement; $100,000 on the fifth month anniversary of the effective date of this Second Deviation Agreement; and $150,000 on the tenth month anniversary of the effective date of this Second Deviation Agreement. Seller shall retain the security interest in the Secured Equipment granted by Buyer to Seller under the Deviation Agreement dated February 19,1996. Upon receipt of $350,000 Seller will execute any appropriate instruments and documents reasonably requested by Buyer to terminate the security interest in the Secured Equipment.

      2. Upon the filing of any voluntary bankruptcy petition, decree or order with respect to the Buyer; the appointment of any receiver, liquidator, assignee, custodian or similar official for any substantial part of the Buyer's property; any general assignment

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for the benefit of creditors of Buyer; or a declaration of default in any secured long-term debt owed by the Buyer, all amounts owing hereunder and under the Agreement shall be immediately due and payable without notice or presentment.

      3. Article IV, Paragraphs 1 & 2 shall be replaced in their entirety by the following:

            1.a. An Earned Deferred Payment as set forth below for each "Earned Deferred Payment-bearing rotary engine" (as defined below) sold or invoiced by Buyer or a licensee of Buyer during the time period specified:

            a) Three (3%) percent of the sales price of each Earned Deferred Payment-bearing rotary engine, or part therefore, during the first five (5) years following the effective date of this Second Deviation Agreement;

            b) Two and One Half (2.5%) percent of the sales price of each Earned Deferred Payment-bearing rotary engine, or part therefore, during years Six through Ten (6-10) following the effective date of this Second Deviation Agreement;

            b) Two (2%) percent of the sales price of each Earned Deferred Payment-bearing rotary engine, or part therefore, during years Eleven through Fifteen (11-15) following the effective date of this Second Deviation Agreement.

            1.b. Should Buyer be required to pay a royalty to any third party (unrelated to Buyer) based on the sale by Buyer of any "Earned Deferred Payment-bearing rotary engine" which is not related to the any one of the 70,170 or 580 series families of engines, Buyer shall, subject to the conditions set forth in the immediately following paragraph 1.c., be entitled to a reduction in the Earned Deferred Payment for each such engine by an amount equal to the royalty paid to such third party, but in no event by an amount greater than the Earned Deferred Payment due to Seller for such engine.

            1.c. To be entitled to the credit specified in paragraph 1 .b. immediately above, Buyer shall submit to Seller, along with each Earned Deterred Payment, an explanatory statement setting forth

                  i.    the number of engines for which a credit is claimed;

                  ii the credit claimed for each engine and the aggregate credit claimed;

                  iii. a brief description of each type of engine for which credit is claimed;

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                  iv.   an explanation of why each type of engine for which
                        credit is claimed is not related to any one of the 70,170 and 580 series families of engines.

            In addition to the explanatory statement, Buyer shall also provide a reconciliation statement from its auditors evidencing the actual payments to a third party.

            2. "Earned Deferred Payment-bearing rotary engine" shall mean any and all rotary engines without regard to patents and whether or not it is based on technology that is the subject of the Agreement.

      4. Buyer warrants that it has not previously recovered the remaining One Hundred Thousand Dollars ($100,000) deferred fee withheld on USMC Contract Number N00024-89-C-3831 and hereby confirms its obligations to take those steps necessary to promptly recover and pay the same to Seller immediately upon its receipt in whole or part.

      5. Should Buyer fail to make any of the payments specified in paragraph 1 of this Second Deviation Agreement or any Earned Deferred Payment as required by
Article IV, Paragraph 1 as required and when required, this Second Deviation Agreement shall be considered null and void and the Agreement, as it existed prior to this Second Deviation Agreement, shall be considered in full force and effect. In the event this Second Deviation Agreement is considered null and void, any payments made hereunder shall be considered as partial payments of the fixed deferred payments.

      6. This Second Deviation Agreement does not cancel, supersede, replace or modify any of the terms of the Agreement except as specifically set forth herein.

      7. To the extent not modified by this Second Deviation Agreement all terms, conditions, and definitions set forth in the Agreement shall apply to this Second Deviation Agreement and, specifically, all payments and deliveries shall be considered made in accordance with Article XIX of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Deviation Agreement to be executed in duplicate originals as of the last date below.

                              JOHN DEERE TECHNOLOGIES INTERNATIONAL, INC.


                              by: /s/ R. Holbiter
                                  --------------------------------------
                                          Vice President

                              date:  9 January 2001
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                              ROTARY POWER INTERNATIONAL, INC.


                              by:  /s/ Conway Davis
                                   ------------------------------------------

                              title:  President & CEO
                                      ---------------------------------------

                              date:  9 January, 2001
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